Exhibit 10.1
NINTH AMENDMENT TO CREDIT AGREEMENT
     THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 30, 2010 to the Credit Agreement referenced below is by and among HURON CONSULTING GROUP INC., as Company, the Guarantors, the Lenders party hereto, BANK OF AMERICA, N.A., in its capacity as issuing lender (in such capacity, the “Issuing Lender”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
WITNESSETH
     WHEREAS, a $240 million revolving credit facility and a $220 million term loan have been made available to the Company pursuant to that certain Credit Agreement dated as of June 7, 2006 (as amended and modified, including by the First Amendment dated as of December 29, 2006, the Second Amendment dated as of February 23, 2007, the Third Amendment dated as of May 25, 2007, the Fourth Amendment dated as of July 27, 2007, the Fifth Amendment dated as of April 1, 2008, the Sixth Amendment dated as of July 8, 2008, the Seventh Amendment dated September 30, 2008 and the Eighth Amendment dated September 30, 2009, the “Credit Agreement”) among the Company, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;
     WHEREAS, the Company and certain Lenders have requested certain modifications of the Credit Agreement; and
     WHEREAS, the Lenders, by act of the Required Lenders and the Issuing Lender, have agreed to the requested modifications of the Credit Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     2. Amendments to Credit Agreement.
     2.1 Amended Definitions. The following defined terms are amended or added to Section 1.1, as appropriate, to read as follows:
     Alternative Currency means each of Euro, Saudi Riyal, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.5.
     Alternative Currency Equivalent means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     Alternative Currency Sublimit means an amount equal to $5,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Letter of Credit Sublimit.
     Amendment No. 9 Effectiveness Date means June 30, 2010.

     Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Non- Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

		LIBOR	Base Rate	Non-Use	L/C Fee
Level	Consolidated Leverage Ratio	Margin	Margin	Fee Rate	Rate
I	Greater than 2.50:1	325.0 bps	225.0 bps	50.0 bps	325.0 bps
II	Greater than 2.00:1 but less than or equal to 2.50:1	300.0 bps	200.0 bps	50.0 bps	300.0 bps
III	Greater than 1.50:1 but less than or equal to 2.00:1	275.0 bps	175.0 bps	50.0 bps	275.0 bps
IV	Greater than 1.00:1 but less than or equal to 1.50:1	250.0 bps	150.0 bps	50.0 bps	250.0 bps
V	Less than or equal to 1.00:1	225.0 bps	125.0 bps	50.0 bps	225.0 bps
     Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective not later than the date five (5) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 10.1.3; provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then, upon the request of the Required Lenders, Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Margin in effect from the Amendment No. 9 Effectiveness Date through the date for delivery of the annual Compliance Certificate for the Fiscal Quarter and Fiscal Year ending December 31, 2010 shall be as shown below:

LIBOR Margin	Base Rate Margin	Non-Use Fee	L/C Fee Rate
350.0 bps	250.0 bps	50.0 bps	350.0 bps
Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 1.3(b).
     Applicable Time means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     Consolidated EBITDA means, for any period for the Company and its Subsidiaries, the sum of (a) Consolidated Net Income, plus, (b) to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, plus (ii) taxes, plus (iii) depreciation and amortization, plus (iv) non-cash stock compensation expense (including Statement of Financial Accounting Standards No. 123 (Revised) impact), plus (v) in the case of non-cash goodwill impairment charges and all other acquisition-related intangible asset impairment charges (A) all such charges taken in the Fiscal Quarter ending September 30, 2009 and (B) thereafter, all such charges (excluding charges under the foregoing clause (A) above) taken as of the end of any Fiscal Quarter for the period of four consecutive Fiscal Quarters then ending, in an amount up to the lesser of $30,000,000 and an amount equal to fifteen percent (15%) of Consolidated Net Worth at the end of the Fiscal Quarter immediately preceding the date of the charge and before giving effect to any such charges, plus (vi) non-cash charges (and subtraction of any non-cash gains) resulting from the quarterly valuation of acquisition-related earn-outs and any other contingent assets and liabilities pursuant to Statement of Financial Accounting Standards No. 141 (Revised) as it relates to acquisitions completed subsequent to January 1, 2009, plus (vii) for the periods ending up to and including September 30, 2009, non-cash compensation charges resulting from acquisition-related payments that are subsequently redistributed by selling shareholders among themselves and to other Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures, in each case determined on a consolidated basis in accordance with GAAP, plus (c) for the periods ending prior to June 30, 2009, the Stockamp Accounting Adjustments, plus (d) for periods ending up to and including June 30, 2010, charges resulting from the settlement of the St. Vincent litigation in an aggregate amount up to $5,000,000, plus (e) for periods ending up to and including December 31, 2011, charges resulting from the restatement of the Company’s financial statements for Fiscal Years 2006, 2007, 2008 and 2009, net of insurance proceeds and other amounts recouped in connection therewith, up to $17,100,000 in Fiscal Year 2009, up to $10,000,000 in Fiscal Year 2010 and up to $3,000,000 for Fiscal Year 2011, as shown below:

Fiscal Quarter Ending	Amount
September 30, 2009	$13,000,000
December 31, 2009	$4,100,000
March 31, 2010	$800,000
June 30, 2010	Up to $9,200,000
September 30, 2010	Up to $9,200,000 less amount taken in Fiscal Quarter ending June 30, 2010
December 31, 2010	Up to $9,200,000 less amounts taken in Fiscal Quarters ending June 30, 2010 and September 30, 2010
March 31, 2011	Up to $3,000,000
June 30, 2011	Up to $3,000,000 less amount taken in Fiscal Quarter ending March 31, 2011
September 30, 2011	Up to $3,000,000 less amount taken in Fiscal Quarters ending March 31, 2011 and June 30, 2011
December 31, 2011	Up to $3,000,000 less amount taken in Fiscal Quarters ending March 31, 2011, June 30, 2011 and September 30, 2011 plus (f) non-cash restructuring charges taken in any period, provided that “Consolidated EBITDA” will be reduced in any subsequent period to the extent that cash payment is made in respect thereof. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive Fiscal Quarters ending as of the date of determination.
     Dollar Equivalent means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     EMU means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
     EMU Legislation means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     Euro and EUR mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     Existing Letters of Credit means the letters of credit outstanding on the Amendment No. 9 Effectiveness Date and identified on Schedule 2.3.
     Letter of Credit means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
     Revaluation Date means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency, (d) in the case of the Existing Letters of Credit, June 30, 2010, and (e) such additional dates as the Administrative Agent or the Issuing Lender shall determine or the Required Lenders shall require.
     Saudi Riyal or SR means the lawful currency of Saudi Arabia.
     Spot Rate for a currency means the rate determined by the Administrative Agent or the Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Chicago time, on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
     Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the Dollar Equivalent of the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the Dollar Equivalent of the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.
     Sterling and £ mean the lawful currency of the United Kingdom.
     Yen and ¥ mean the lawful currency of Japan.
     2.2 Additional Alternative Currencies for Letters of Credit. A new Section 1.5 is added to the Credit Agreement to read as follows:
     1.5 Additional Alternative Currencies.
     (a) The Company may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Any such request shall be subject to the approval of the Administrative Agent and the Issuing Lender.
     (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., Chicago time, twenty (20) Business Days prior to the date of the desired Letter of Credit issuance (or such other time or date as may be agreed by the Administrative Agent and the Issuing Lender in their sole discretion). In the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Lender thereof. The Issuing Lender shall notify the Administrative Agent, not later than 11:00 a.m., Chicago time, ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
     (c) Any failure by the Issuing Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Issuing Lender to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.5, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.
     2.3 Change of Currency. A new Section 1.6 is added to the Credit Agreement to read as follows:
     1.6 Change of Currency.
     (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.
     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

     2.4 Exchange Rates; Currency Equivalents. A new Section 1.7 is added to the Credit Agreement to read as follows:
     1.7 Exchange Rates; Currency Equivalents.
     (a) The Administrative Agent or the Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of the Stated Amount of any Letters of Credit denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or Issuing Lender, as applicable.
     (b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Lender, as the case may be.
     2.5 Letters of Credit. Section 2.1.2 of the Credit Agreement is amended to read as follows:
     2.1.2 Letter of Credit Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender, at the request of and for the account of the Company from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $20,000,000.00 (the “Letter of Credit Sublimit”), (b) the Revolving Outstandings shall not at any time exceed the Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time) and (c) the aggregate outstanding amount of all Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.
     2.6 The third sentence of Section 2.3.1 of the Credit Agreement is amended to insert the text “the amount and currency thereof,” immediately prior to the text “the expiration date of such Letter of Credit”.
     2.7 Section 2.3.2 of the Credit Agreement is amended to read as follows:
     2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and the Company’s reimbursement obligations with respect thereto. If the Company fails to so reimburse the Issuing Lender by 11:00 a.m., Chicago time, on the date of any payment by the Issuing Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Issuing Lender under a Letter of Credit to be reimbursed in an Alternative Currency, the Administrative Agent shall promptly notify each Lender of the date and amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency), and the amount of such Lender’s Pro Rata Share thereof, and the Company shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to the Dollar Equivalent of such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise, such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the Company in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender’s “participation” therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.
     2.8 Section 2.3.3(a) of the Credit Agreement is amended to read as follows:
     (a) The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Issuing Lender in such Alternative Currency, unless (A) the Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Issuing Lender promptly following receipt of the notice of drawing that the Company will reimburse the Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m., Chicago time, on the date of any payment by the Issuing Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Issuing Lender under a Letter of Credit to be reimbursed in an Alternative Currency, the Company shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, two percent (2%). The Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Company or the Administrative Agent shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.
     2.9 The first two sentences of Section 2.3.4 of the Credit Agreement are amended to read as follows:
     If the Issuing Lender makes any payment or disbursement under any Letter of Credit and

(a) the Company has not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 a.m., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan cannot be made in accordance with Section 2.3.2 or (c) any reimbursement received by the Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Lender with a Commitment shall be obligated to pay in Dollars to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of the Dollar Equivalent of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds in Dollars for the Issuing Lender’s account the amount of such other Lender’s Pro Rata Share of such payment or disbursement.
     0.10 Schedule of Existing Letters of Credit. The Credit Agreement is amended to include Schedule 2.1.2 (Existing Letters of Credit) attached hereto as Schedule 2.1.2 (Existing Letters of Credit).
     3. Amendment of Guaranty Agreements. In each of (a) that certain Guaranty Agreement dated as of June 7, 2006 given by Huron Consulting Services LLC, Huron Consulting Group Holdings LLC, Wellspring Management Services LLC, formerly known as Speltz & Weis LLC and the other parties thereto (including pursuant to any joinder to guaranty agreement) and (b) that certain Guaranty Agreement dated as of July 27, 2007, given by Huron Demand LLC, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the definition of “Company Obligations” in Section 1.2 thereof is amended to read as follows:
     Company Obligations means all Obligations, as defined in the Credit Agreement.
     4. Conditions Precedent. This Amendment shall become effective upon receipt by the Administrative Agent of each item listed below:
     (a) Executed Amendment. Counterparts to this Amendment from the Required Lenders, the Administrative Agent, the Issuing Lender, the Company and the other Loan Parties.
     (b) Opinions of Counsel. Opinions of counsel for each of the Loan Parties, in scope, form and substance satisfactory to the Administrative Agent and the Required Lenders, and including, among other things, due authorization, execution and delivery of the this Amendment and the Security Agreement and the enforceability thereof.
     (c) Organization Documents, Incumbency, Resolutions, Etc. Each of the items listed below, which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and the Required Lenders:
     (i) copies of the certificate or articles of incorporation, certificate of organization, bylaws, limited liability operating agreement or similar constitutive documents of each Loan Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the date of this Amendment, unless a Senior Officer of the Company certifies in a certificate that the constitutive documents previously delivered to the Administrative Agent in connection with the Credit

Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;
     (ii) incumbency certificates identifying the Senior Officers and other Persons of the Loan Parties who are authorized to execute this Amendment and related documents and to act on behalf of the Loan Parties in connection with this Amendment and the Loan Documents, unless a Senior Officer of the Company certifies in a certificate that the incumbency certificates previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Senior Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Senior Officer thereof authorized to act as a Senior Officer in connection with this Amendment; and
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, and in good standing in its state of organization or formation.
     (d) Fees and Expenses. (a) Payment of all reasonable costs and expenses of the Administrative Agent, BAS and the Lenders in connection with this Amendment that are due and payable on the date hereof (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent and BAS), (b) payment for the account of each Lender that executes this Amendment of an amendment fee equal to twelve and one-half basis points (.125%) on the portion of the aggregate outstanding principal amount of the Term Loan A provided by such Lender plus the Revolving Commitment of such Lender, in each case after giving effectiveness of this Amendment and (c) payment of all other fees and expenses required to be paid to the Administrative Agent and BAS on or before the date hereof.
     5. Representations and Warranties. The Loan Parties hereby affirm the following:
     (a) all action necessary to authorize the execution, delivery and performance of this Amendment has been taken;
     (b) after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and
     (c) before and after giving effect to this Amendment, no Default or Event of Default shall exist.
     6. Guarantors’ Acknowledgment and Affirmation. Each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment and (b) affirms that, jointly and severally together with the other Guarantors, it guarantees the prompt payment and performance of the Obligations as provided in the applicable Guaranty Agreement.
     7. Affirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

     8. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.
     9. Fees and Expenses. The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.
     10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
     11. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	HURON CONSULTING GROUP INC., a Delaware corporation
	By:	/s/ James K. Rojas
		Name:	James K. Rojas
		Title:	CFO

GUARANTORS:	HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company
	By:	/s/ James K. Rojas
		Name:	James K. Rojas
		Title:	CFO

HURON CONSULTING SERVICES LLC, a Delaware limited liability company
	By:	/s/ James K. Rojas
		Name:	James K. Rojas
		Title:	CFO

WELLSPRING MANAGEMENT SERVICES LLC, formerly known as SPELTZ & WEIS LLC, a Delaware limited liability company
	By:	/s/ James K. Rojas
		Name:	James K. Rojas
		Title:	CFO

HURON DEMAND LLC, a Delaware limited liability company
	By:	/s/ James K. Rojas
		Name:	James K. Rojas
		Title:	CFO

HURON CONSULTING GROUP INC.
NINTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ Bozena Janociak
		Name:	Bozena Janociak
		Title:	Assistant Vice President

HURON CONSULTING GROUP INC.
NINTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as Issuing Lender, Swingline Lender and Lender
	By:	/s/ David Bacon
		Name:	David Bacon
		Title:	SVP

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
	By:	/s/ Nathan Margol
		Name:	Nathan Margol
		Title:	Vice President

FIFTH THIRD BANK
	By:	/s/ Susan M. Kaminski
		Name:	Susan M. Kaminski
Title:

HSBC BANK USA, NATIONAL ASSOCIATION
	By:	/s/ John S. Sneed
		Name:	John S. Sneed
		Title:	Relationship Manager

NATIONAL CITY BANK
	By:	/s/ Jon R. Hinard
		Name:	Jon R. Hinard
		Title:	Senior Vice President

THE PRIVATE BANK AND TRUST COMPANY
	By:	/s/ James M. Feldman
		Name:	James M. Feldman
		Title:	Managing Director

RBS CITIZENS, N.A.
	By:	/s/ M. James Barry, III
		Name:	M. James Barry, III
		Title:	Vice President

SUNTRUST BANK
	By:	/s/ Jon C. Long
		Name:	Jon C. Long
		Title:	First Vice President

HURON CONSULTING GROUP INC.
NINTH AMENDMENT TO CREDIT AGREEMENT

TD BANK, N.A.
By:	/s/ Mario da Ponte
	Name:	Mario da Ponte
	Title:	Senior Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ Morgan Lyons
	Name:	Morgan Lyons
	Title:	Vice President

HURON CONSULTING GROUP INC.
NINTH AMENDMENT TO CREDIT AGREEMENT

Schedule 2.3
Existing Letters of Credit

Issuer	Letter of Credit Number	Expiry Date	Currency and Amount	Beneficiary
BofA	68049364	08/31/10	$25,997.92 (SAR 97,500.00)	King Fahad Specialist Hospital